                                                                    Exhibit 99.1

Vista Bancorp, Inc. and Subsidiaries
------------------------------------

CONSOLIDATED BALANCE SHEET


                                                                                                                  (Unaudited)
                                                                                                                   June 30,
Amounts in Thousands (except per share and share data)                                                               2002
----------------------------------------------------------------------------------------------------------------------------
Assets

Cash and cash equivalents:
                 Cash and due from banks                                                                           $ 17,492
                 Federal funds sold                                                                                  51,900
                 Short-term investments                                                                               3,610
----------------------------------------------------------------------------------------------------------------------------
                                 Total Cash and Cash Equivalents                                                     73,002
----------------------------------------------------------------------------------------------------------------------------

Securities available for sale (Amortized cost: $193,078 and $197,486 in 2002 and 2001, respectively)                197,524
----------------------------------------------------------------------------------------------------------------------------

Loans, net of unearned income:
                 Mortgage                                                                                           112,157
                 Commercial                                                                                         203,750
                 Consumer                                                                                            99,420
----------------------------------------------------------------------------------------------------------------------------
                                 Total Loans                                                                        415,327
                 Allowance for loan losses                                                                           (5,743)
----------------------------------------------------------------------------------------------------------------------------
                                 Total Net Loans                                                                    409,584
----------------------------------------------------------------------------------------------------------------------------

Premises and equipment                                                                                                7,718
Accrued interest receivable                                                                                           3,392
Other assets                                                                                                          7,824
Bank owned life insurance                                                                                            14,261
----------------------------------------------------------------------------------------------------------------------------
                                                Total Assets                                                       $713,305
============================================================================================================================

Liabilities and Shareholders' Equity

Deposits:
                 Demand:
                                 Noninterest-bearing                                                               $ 73,232
                                 Interest-bearing                                                                   110,285
                 Savings                                                                                            152,184
                 Time                                                                                               264,203
----------------------------------------------------------------------------------------------------------------------------
                                 Total Deposits                                                                     599,904
----------------------------------------------------------------------------------------------------------------------------

Borrowed funds                                                                                                       37,293
Long-term debt                                                                                                        6,000
Accrued interest payable                                                                                                561
Other liabilities                                                                                                     3,642
----------------------------------------------------------------------------------------------------------------------------
                                                Total Liabilities                                                   647,400
----------------------------------------------------------------------------------------------------------------------------

Shareholders' Equity:
                 Common stock:  $.50 par value; shares authorized 10,000,000; shares issued,
                                 5,430,437 and 5,417,704 at June 30, 2002 and December 31, 2001, respectively         2,715
                 Paid-in capital                                                                                     37,245
                 Retained earnings                                                                                   24,342
                 Treasury Stock (79,800 shares)                                                                      (1,597)
                 Accumulated other comprehensive income                                                               3,200
----------------------------------------------------------------------------------------------------------------------------
                                 Total Shareholders' Equity                                                          65,905
----------------------------------------------------------------------------------------------------------------------------
                                                Total Liabilities and Shareholders' Equity                         $713,305
============================================================================================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

Vista Bancorp, Inc. and Subsidiaries
------------------------------------

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)


                                                                    Three Months Ended June 30,    Six Months Ended June 30,
Amounts in Thousands (except per share and share data)                2002            2001          2002              2001
---------------------------------------------------------------------------------------------------------------------------
Interest Income:
  Interest and fees on loans                                         $ 7,604         $ 9,162        $15,591         $18,451
  Interest on federal funds sold                                         190             304            293             609
  Interest on short-term investments                                      25              37            117              52
  Interest on securities:
          Taxable                                                      2,483           2,609          5,022           5,223
          Nontaxable                                                     400             398            829             812
---------------------------------------------------------------------------------------------------------------------------
                  Total Interest Income                               10,702          12,510         21,852          25,147
---------------------------------------------------------------------------------------------------------------------------

Interest Expense:
  Interest on deposits                                                 3,180           5,372          6,895          11,102
  Interest on borrowed funds                                             226             340            453             699
  Interest on long-term debt                                              97             187            254             411
---------------------------------------------------------------------------------------------------------------------------
                  Total Interest Expense                               3,503           5,899          7,602          12,212
---------------------------------------------------------------------------------------------------------------------------
                          Net Interest Income                          7,199           6,611         14,250          12,935
---------------------------------------------------------------------------------------------------------------------------

Provision (recoveries) for Loan Losses                                  (690)            225           (265)            450
---------------------------------------------------------------------------------------------------------------------------
                           Net Interest Income after Provision
                               (recoveries) for Loan Losses            7,889           6,386         14,515          12,485
---------------------------------------------------------------------------------------------------------------------------

Noninterest Income:
  Service charges on deposit accounts                                    624             591          1,233           1,113
  Other service charges                                                  292             350            532             595
  Net gains on sales of securities                                        12              89            199             175
  Net gain on sales of SBA loans                                        --                19           --                42
  Trust and Asset Management Revenues                                     88             108            186             193
  Income on Life Insurance                                               347            --              933            --
  Other income                                                            77             111            171             217
---------------------------------------------------------------------------------------------------------------------------
                  Total Noninterest Income                             1,440           1,268          3,254           2,335
---------------------------------------------------------------------------------------------------------------------------

Noninterest Expense:
  Salaries and benefits                                                2,226           2,341          4,540           4,673
  Occupancy expense                                                      586             493          1,150           1,044
  Furniture and equipment expense                                        626             652          1,224           1,313
  Marketing expense                                                       38             218            215             417
  Other expense                                                          891           1,150          1,906           2,118
---------------------------------------------------------------------------------------------------------------------------
                  Total Noninterest Expense                            4,367           4,854          9,035           9,565
---------------------------------------------------------------------------------------------------------------------------
                          Income Before Provision for Income Taxes     4,962           2,800          8,734           5,255

Provision for Income Taxes                                             1,618             851          2,630           1,510
---------------------------------------------------------------------------------------------------------------------------
                          Net Income                                 $ 3,344         $ 1,949        $ 6,104         $ 3,745
---------------------------------------------------------------------------------------------------------------------------

                          Basic and Diluted earnings per Share         $0.62           $0.36          $1.14           $0.70
---------------------------------------------------------------------------------------------------------------------------

                          Weighted Average Number of Common
                              Shares Outstanding                   5,350,637       5,345,101      5,348,456       5,348,193
---------------------------------------------------------------------------------------------------------------------------


The accompanying notes to consolidated financial statements are an integral part of these statements.

Vista Bancorp, Inc. and Subsidiaries
------------------------------------

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(Unaudited)

       For the Six Months Ended June 30, 2001 and 2002




Amounts in Thousands                                     Shares       Common        Paid-in     Retained
(except per share and share data)                        Issued        Stock        Capital     Earnings
---------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                             5,107,845       $2,554      $30,782      $20,607

  Comprehensive Income:
     Net income - 2001                                      --           --           --          3,745
     Other comprehensive income, net of income taxes
        Net unrealized appreciation in the
        fair value of securities available for sale         --           --           --           --

  Comprehensive income

  Cash dividends - $.30 per share                           --           --           --         (1,619)

  Net proceeds from issuance of common stock              34,577           17          646         --

  5% Stock dividend                                      254,523          127        5,383       (5,516)

  Purchase of treasury stock                                --           --           --           --

  Retirement of treasury stock                           (28,100)         (14)        (532)        --

---------------------------------------------------------------------------------------------------------
Balance, June 30, 2001 (Unaudited)                     5,368,845       $2,684      $36,279      $17,217
---------------------------------------------------------------------------------------------------------


                                                                    Accumulated
                                                                       Other         Total
Amounts in Thousands                                     Treasury   Comprehensive Shareholders'
(except per share and share data)                          Stock      Income         Equity
------------------------------------------------------------------------------------------------
Balance, December 31, 2000                                $  --         $ 28       $53,971

  Comprehensive Income:
     Net income - 2001                                       --           --         3,745
     Other comprehensive income, net of income taxes
        Net unrealized appreciation in the
        fair value of securities available for sale          --          930           930
                                                                                   -------
  Comprehensive income                                                               4,675

  Cash dividends - $.30 per share                            --           --        (1,619)

  Net proceeds from issuance of common stock                 --           --           663

  5% Stock dividend                                          --           --            (6)

  Purchase of treasury stock                               (1,439)        --        (1,439)

  Retirement of treasury stock                                546         --          --

------------------------------------------------------------------------------------------------
Balance, June 30, 2001 (Unaudited)                        $  (893)      $958       $56,245
------------------------------------------------------------------------------------------------





Amounts in Thousands                                     Shares       Common        Paid-in     Retained
(except per share and share data)                        Issued        Stock        Capital     Earnings
---------------------------------------------------------------------------------------------------------
Balance, December 31, 2001                             5,417,704       $2,709      $37,067      $19,951

  Comprehensive Income:
     Net income - 2002                                      --           --           --          6,104
     Other comprehensive income, net of income taxes
        Net unrealized appreciation in the
        fair value of securities available for sale         --           --           --           --

  Comprehensive income

  Cash dividends - $.32 per share                           --           --           --         (1,713)

  Net proceeds from issuance of common stock              12,733            6          178         --

---------------------------------------------------------------------------------------------------------
Balance, June 30, 2002  (Unaudited)                    5,430,437       $2,715      $37,245      $24,342
---------------------------------------------------------------------------------------------------------


                                                                     Accumulated
                                                                        Other         Total
Amounts in Thousands                                      Treasury   Comprehensive Shareholders'
(except per share and share data)                           Stock      Income         Equity
-------------------------------------------------------------------------------------------------
Balance, December 31, 2001                                 $(1,597)      $1,901     $60,031

  Comprehensive Income:
     Net income - 2002                                        --           --         6,104
     Other comprehensive income, net of income taxes
        Net unrealized appreciation in the
        fair value of securities available for sale           --          1,299       1,299
                                                                                    -------
  Comprehensive income                                                                7,403

  Cash dividends - $.32 per share                             --           --        (1,713)

  Net proceeds from issuance of common stock                  --           --           184

-------------------------------------------------------------------------------------------------
Balance, June 30, 2002  (Unaudited)                        $(1,597)      $3,200     $65,905
-------------------------------------------------------------------------------------------------

The accompanying notes to consolidated financial statements are an integral part of these statements.

Vista Bancorp, Inc. and Subsidiaries
----------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)


Amounts in thousands                                                       Six Months Ended June 30,
                                                                               2002        2001
                                                                             ---------------------

Cash Flows From Operating Activites:
     Net Income                                                             $  6,104    $  3,745
     Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation and amortization                                            666         559
        Provision for deferred taxes                                              84          --
        Provision (recoveries) for loan losses                                  (265)        450
        Decrease in accrued interest receivable                                  120         167
        Decrease in accrued interest payable                                    (160)       (285)
        Net change in other assets and other liabilities                      (2,662)     (1,029)
        Net amortization on securities                                           153          18
        Net gains on sales of securities                                        (199)       (175)
        Net gain on sales of loans                                              --           (42)
------------------------------------------------------------------------------------------------

                 Net Cash Provided By Operating Activities                     3,841       3,408
------------------------------------------------------------------------------------------------

Cash Flows From Investing Activities:
     Proceeds from maturities of securities available for sale                21,770      18,485
     Proceeds from sales of securities available for sale                     14,374      21,765
     Purchases of securities available for sale                              (31,690)    (41,750)
     Net decrease in loans                                                    23,904      13,224
     Proceeds from sales of loans                                                 --         840
     Net capital expenditures                                                   (348)       (512)
------------------------------------------------------------------------------------------------

                 Net Cash Provided By Investing Activities                    28,010      12,052
------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities:
     Net (decrease) increase in demand and savings deposits                  (19,842)     14,799
     Net decrease in time deposits                                            (5,781)    (20,764)
     Net decrease in borrowed funds                                           (1,771)       (114)
     Net (decrease) increase in long-term debt                                (6,000)      2,500
     Net proceeds from issuance of common stock                                  184         657
     Net treasury stock transactions                                              --      (1,439)
     Cash dividends paid                                                      (1,713)     (1,619)
------------------------------------------------------------------------------------------------

                 Net Cash Used in Financing Activities                       (34,923)     (5,980)
------------------------------------------------------------------------------------------------

                     Net (Decrease) Increase in Cash and Cash Equivalents     (3,072)      9,480
                     Cash and Cash Equivalents, Beginning of Period           76,074      37,769
------------------------------------------------------------------------------------------------

                     Cash and Cash Equivalents, End of Period               $ 73,002    $ 47,249
================================================================================================

Supplemental Disclosures of Cash Flow Information:
     Interest paid                                                          $  7,762    $ 12,497
     Income taxes paid                                                         1,106       1,617

Supplemental Disclosures of Investing and Financing Activities:
     Transfers from loans to other real estate owned                              --         151


The accompanying notes to consolidated financial statements are an integral part of these statements.

Notes to Consolidated Financial Statements

Note 1.  Basis of Presentation

         The accompanying consolidated financial statements of Vista Bancorp, Inc. and its subsidiary (Vista) reflect all adjustments and disclosures, which are, in the opinion of management, necessary for a fair presentation of interim results. The financial information has been prepared in accordance with Vista's customary accounting practices and has not been audited.

         Certain information and footnote disclosures required under generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission (SEC) rules and regulations. The preparation of financial statements requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Vista's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2001.

         Results of operations for the three-month and six-month periods ended June 30, 2002 are unaudited and are not necessarily indicative of the results to be expected for the full year.

Note 2.  Recently Issued Accounting Standards

         In October 2001, the Financial Accounting Standards Board issued FASB Statement 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Statement 144 supersedes FASB Statement 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" but retains many of the fundamental provisions of that statement. This statement is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted. Adoption of SFAS 144 is not expected to have a material impact on Vista.

         In July 2001, the Financial Accounting Standards Board issued two statements - Statement 141, "Business Combinations", and Statement 142, "Goodwill and Other Intangible Assets" which will potentially impact reported goodwill and other intangible assets.

Statement 141:

o        Eliminates the pooling method of accounting for business combinations.

o Requires that intangible assets that meet certain criteria be reported separately from goodwill.

o Requires negative goodwill arising from a business combination to be recorded as an extraordinary gain.

Statement 142:

o Eliminates the amortization of goodwill and other intangible assets that are deemed to have an indefinite life.

o Requires, at a minimum, annual impairment tests for goodwill and other intangible assets that are determined to have an indefinite life.

Upon adoption of these Statements, we are required to:

o Re-evaluate goodwill and other intangible assets that arose from business combinations entered into before July 1, 2001. If the recorded other intangible assets do not meet the criteria for recognition, they should be classified to goodwill. Similarly, if there are other intangible assets that meet the criteria for recognition but were not separately recorded from goodwill, they should be reclassified from goodwill.

o Reassess the useful lives of intangible assets and adjust the remaining amortization periods accordingly.

o        Write-off any remaining negative goodwill.

These standards were implemented during the first quarter 2002 financial statements. Please see Note 5 below for more information on our implementation of SFAS 142.

         Statement of Financial Accounting Standards (SFAS) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125 was issued in September 2000. SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it retains a majority of the provisions of Statement No. 125 without consideration. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after June 30, 2001. It is effective for disclosures about securitizations and collateral and for recognition and reclassification of collateral for fiscal years ending after December 15, 2000. Adoption of SFAS 140 did not have a material impact on Vista.

         Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", as amended by SFAS 137 and SFAS 138, is effective for Vista's fiscal year beginning January 1, 2001. SFAS 133 requires that all derivative instruments be recognized on the balance sheet at their fair value. Accounting for changes in fair value of a derivative depends upon the specific use of the derivative and resulting designation. As of June 30, 2002, we did not hold or issue derivative instruments nor engage in hedging activities. Therefore, SFAS 133, as amended, has not had a material impact on Vista's financial condition or results of operation.

Note 3.  Earnings per Share

         Earnings per share amounts, weighted average shares outstanding and all per share amounts have been adjusted to reflect the 5 percent stock dividend declared in April 2001.

         On April 19, 2001, we declared a 5 percent stock dividend to shareholders of record May 11, 2001 and payable May 25, 2001. Following payment of this dividend, Vista had approximately 5.4 million shares outstanding. Accordingly, an amount equal to the fair market value of the additional shares issued was charged to retained earnings and credited to common stock and additional paid-in capital based on the quoted market price on April 19, 2001.

Note 4.  Other Comprehensive Income

         Vista held securities classified as available for sale, which experienced net unrealized pre-tax appreciation in value of $1.8 million during the quarter ended June 30, 2002 compared to a net unrealized pre-tax appreciation in value of $1.3 million one year ago. In compliance with SFAS No. 130, the before-tax and after-tax amount for this category as well as the tax impact, is summarized below.

For the six months ended June 30, 2002

(Amounts in thousands)                                                     Before-Tax                     Net-of-Tax
                                                                             Amount            Tax          Amount
                                                                           -----------------------------------------
Unrealized gains on securities:
     Unrealized holding gains arising during period                          $2,043           $597          $1,446
     Less: reclassification adjustment for gains realized in net income         199             52             147
                                                                           -----------------------------------------
Net unrealized gain                                                           1,844            545           1,299
                                                                           -----------------------------------------
Other comprehensive income                                                   $1,844           $545          $1,299
                                                                           =========================================


For the six months ended June 30, 2001

(Amounts in thousands)                                                     Before-Tax                     Net-of-Tax
                                                                             Amount            Tax          Amount
                                                                           -----------------------------------------
Unrealized gains on securities:
     Unrealized holding gains arising during period                          $1,472           $414          $1,058
     Less: reclassification adjustment for gains realized in net income         175             47             128
                                                                           -----------------------------------------
Net unrealized gain                                                           1,297            367             930
                                                                           -----------------------------------------
Other comprehensive income                                                   $1,297           $367          $  930
                                                                           =========================================

Note 5.  Intangible Assets

At June 30, 2002 Vista had intangible assets, consisting of loan servicing assets and core deposit intangible assets, which totaled $285 thousand compared to $358 thousand at December 31, 2001. During the quarter ended June 30, 2002, we wrote down a mortgage servicing asset, which we sold for $9 thousand. We recognized an impairment loss of $9 thousand related to this asset, which is included in "Other Expense". We also recognized $33 thousand in amortization expense related to these intangible assets during the quarter, and $55 in amortization expense year to date. In compliance with SFAS 142, the following information on our intangible assets has been provided:

Amortized Intangible Assets                                     As of June 30, 2002
                                        ---------------------------------------------------------------------
                                          Gross                                                         Net
                                        Carrying       Accumulated     Impairment       Sale of      Carrying
Amounts in Thousands                     Amount       Amortization        Loss           Asset        Amount
-------------------------------------------------------------------------------------------------------------
Excess Servicing on Mortgage Loans        $ 22          $  (4)            $(9)            $(9)         $  -
SBA Servicing Assets                       131            (75)              -               -            56
Core Deposit Intangibles                   788           (559)              -               -           229
-------------------------------------------------------------------------------------------------------------
Total                                     $941          $(638)            $(9)            $(9)         $285
-------------------------------------------------------------------------------------------------------------

Amortized Intangible Assets                                        As of December 31, 2001
                                                 ----------------------------------------------------------
                                                   Gross                                              Net
                                                 Carrying        Accumulated      Impairment       Carrying
Amounts in Thousands                              Amount        Amortization         Loss           Amount
-----------------------------------------------------------------------------------------------------------
Excess Servicing on Mortgage Loans                $ 22            $  (3)             $-              $ 19
SBA Servicing Assets                               131              (65)              -                66
Core Deposit Intangibles                           788             (515)              -               273
-----------------------------------------------------------------------------------------------------------
Total                                             $941            $(583)             $-              $358
-----------------------------------------------------------------------------------------------------------

Note 6. Dividends

         Subsequent to the second quarter ended June 30, 2002, Vista declared its regular dividend of 16 cents per share plus a special dividend of 5.5 cents per share payable August 1, 2002, to shareholders of record July 15, 2002.

Note 7.  Recent Development

         On November 19, 2001, Vista Bancorp and United National Bancorp jointly announced that they entered into a definitive agreement in which United will acquire Vista in a fixed exchange of cash and stock. On May 7, 2002, Vista shareholders approved the merger at a special meeting of shareholders. United National Bancorp, the surviving party to the merger, is the $2.0 billion asset commercial holding company for United Trust Bank with a network of 35 branch offices throughout Essex, Hunterdon, Middlesex, Morris, Somerset, Union and Warren counties in New Jersey.

         On July 22, 2002, Vista Bancorp and United National Bancorp jointly announced that they have received all regulatory approvals for its previously announced agreement to merge. The transaction is expected to be completed on August 21, 2002.